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                                                                    EXHIBIT 5(c)





                        [Mayer, Brown & Platt Letterhead]




                                 June 15, 2001


Comerica Incorporated
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

Comerica Capital Trust I
Comerica Capital Trust II
c/o Comerica Incorporated
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to (i) Comerica Incorporated, a Delaware corporation (the "Company"), and (ii) Comerica Capital Trust I and Comerica Capital Trust II (each, a "Trust" and, together, the "Trusts"), each a statutory business trust created under the Business Trust Act of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company and the Trusts with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale pursuant to Rule 415 under the Act of the following securities with an aggregate public offering price of up to $350,000,000: (i) Preferred Securities (the "Preferred Securities") of the Trusts; (ii) Junior Subordinated Debentures of the Company (the "Debentures"); and (iii) the rights of holders of the Preferred Securities under a guarantee (the "Preferred Securities Guarantee") by the Company.

         The Preferred Securities are to be issued pursuant to an Amended and Restated Declaration of Trust (the "Trust Agreement"), among the Company, as sponsor and as the issuer of the Debentures to be held by the Property Trustee (as defined below), Chase Manhattan Bank USA, National Association, as Delaware Trustee, Chase Manhattan Trust Company, N.A., as property trustee (the "Property Trustee"), and the regular trustees named therein. The Preferred Securities Guarantee will be issued pursuant to a Guarantee Agreement (the "Guarantee


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Comerica Incorporated
Comerica Capital Trust I
Comerica Capital Trust II
June 15, 2001



Agreement") by the Company, as guarantor.

         This opinion is being delivered in accordance with the requirements of
Item 601 (b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Certificates of Trust of the Trusts filed with the Secretary of State of the State of Delaware on June 13, 2001, 2001; (iii) the form of the Trust Agreement (including the designations of the terms of the Preferred Securities annexed thereto); (iv) the form of the Preferred Securities and specimen certificates thereof; (v) the form of the Guarantee Agreement; (vi) the form of the subordinated indenture (the "Indenture"), between the Company and Chase Manhattan Trust Company, N.A., as indenture trustee, pursuant to which the Debentures will be issued; (vii) a specimen Debenture; (viii) the Restated Certificate of Incorporation of the Company, as presently in effect; (ix) the By-Laws of the Company, as presently in effect; and (x) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Debentures and the Preferred Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Trusts, had or will have the power to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that when: (i) the Registration Statement becomes effective; (ii) the Indenture, the Trust Agreement and the Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended, (iii) matters relating to the issuance and sale of the Preferred Securities and the Debentures have been duly adopted by the Board of Directors of the Company; (iv) the Trust Agreement, the Guarantee Agreement and the Indenture have been duly executed and delivered by the parties thereto; (v) the Preferred Securities have been duly executed and authenticated in accordance with the terms of the Trust Agreement and duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and
(vi)


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Comerica Incorporated
Comerica Capital Trust I
Comerica Capital Trust II
June 15, 2001



the Debentures have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Trusts as contemplated by the Trust Agreement:

                  (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Guarantee Agreement will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered at law or in equity); and

                  (iii) The issuance and sale of the Debentures will have been duly authorized and the Debentures will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered at law or in equity).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

         We are admitted to practice law in the States of Illinois and New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America, the laws of the States of Illinois and New York and the General Corporation Law of the State of Delaware.

                                          Very truly yours,



                                          /s/  Mayer, Brown & Platt
                                          MAYER, BROWN & PLATT